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                                                                   Exhibit 4.5-B

                             CERTIFICATE OF TRUST OF
                              MONY CAPITAL TRUST II


         THIS Certificate of Trust of MONY Capital Trust II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is MONY Capital Trust II.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801, Attn: Corporate Trustee Administration Department.

         3. Effective Date. This Certificate of Trust will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                        CHASE MANHATTAN BANK DELAWARE,
                                        as Delaware Trustee


                                        By:      /s/ John J. Cashin
                                                 ---------------------
                                                 Name:  John J. Cashin
                                                 Title: Vice-President